Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Mar 31, 2002
Payment Date	Apr 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.900000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2002	Mar 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	106,844,579	22,172,126	28,818,584	20,954,000	9,250,034	17,516,992
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.070000%	2.220000%	2.320000%	2.550000%	2.900000%
Interest/Yield Payable on the Principal Balance	190,450	42,386	57,573	46,011	23,099
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	190,450	42,386	57,573	46,011	23,099
Interest/Yield Paid	190,450	42,386	57,573	46,011	23,099

Summary

Beginning Security Balance	106,844,579	22,172,126	28,818,584	20,954,000	9,250,034	17,516,992
Beginning Adjusted Balance	106,844,579	22,172,126	28,818,584	20,954,000	9,250,034
Principal Paid	4,376,150	908,138	1,180,368	858,246	378,868	760,345
Ending Security Balance	102,468,429	21,263,988	27,638,217	20,095,754	8,871,166	16,799,471
Ending Adjusted Balance	102,468,429	21,263,988	27,638,217	20,095,754	8,871,166
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	102,511,253	21,263,988	27,638,217	20,095,754	8,871,166
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					5,974,040
Ending OC Amount as Holdback Amount						11,702,748
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2398620	$0.8113652	$0.8479106	$0.9319727	$0.6262373
Principal Paid per $1000	$5.5115237	$17.3839640	$17.3839115	$17.3839490	$10.2713235